Eco-Trade Corp. 8-K

EXHIBIT 16.1

Robison, Hill & Company
Certified Public Accountants
1366 East Murray-Holladay Road
Salt Lake City, Utah 84117

April 28, 2011

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Eco-Trade Corp.’s (the “Company”) Form 8-K dated April 25, 2011, and are in agreement with the statements relating only to Robison, Hill & Co. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ Robison, Hill & Co.